                                                                     Exhibit 4.3

                           TYCO INTERNATIONAL GROUP S.A.

                              TYCO INTERNATIONAL LTD.



                            SUPPLEMENTAL INDENTURE NO. 2

                                    $750,000,000

                               6-3/8% Notes due 2005

     THIS SUPPLEMENTAL INDENTURE NO. 2, dated as of June 9, 1998, among TYCO INTERNATIONAL GROUP S.A., a Luxembourg company (the "Company"), TYCO INTERNATIONAL LTD., a Bermuda company ("Tyco") and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

     WHEREAS, the Company and Tyco have heretofore executed and delivered to the Trustee an Indenture, dated as of June 9, 1998 (the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities;

     WHEREAS, Article Seven of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture; and

     WHEREAS, Section 7.1(e) of the Indenture provides that the Company, Tyco and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections
2.1 and 2.4 of the Indenture.

     NOW THEREFORE:

     In consideration of the premises and the issuance of the series of Securities provided for herein, the Company, Tyco and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such series as follows:

                                    ARTICLE ONE

                         RELATION TO INDENTURE; DEFINITIONS

     SECTION 1.1 This Supplemental Indenture No. 2 constitutes an integral part of the Indenture.

     SECTION 1.2    For all purposes of this Supplemental Indenture No. 2:

          (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 2; and

          (c) the terms "HEREIN", "HEREOF", "HEREUNDER" and other words of similar import refer to this Supplemental Indenture No. 2.

                                     ARTICLE TWO

                                 THE SERIES OF NOTES

     SECTION 2.1 TITLE OF THE SECURITIES. There shall be a series of Securities designated as the "6-3/8% Notes due 2005" (the "Notes").

     SECTION 2.2 LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATE OF NOTES. The aggregate principal amount of the Notes shall not initially exceed $750,000,000. Each Note shall be dated the date of its authentication.

     SECTION 2.3    PRINCIPAL PAYMENT DATE.  Subject to the provisions of
Section 2.6 hereof and Articles Four and Twelve of the Indenture, the principal of the Notes shall be become due and payable in a single installment on June 15, 2005.

     SECTION 2.4 INTEREST AND INTEREST RATES. Interest on the Notes shall be payable semiannually on June 15 and December 15 of each year beginning on December 15, 1998 (each, an "Interest Payment Date"); PROVIDED, HOWEVER, that if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day, and no additional interest shall be paid in respect of such intervening period.

     The interest payable on each Interest Payment Date shall be the amount of interest accrued from June 9, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until the principal amount of the Notes has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     The interest rate borne by the Notes will be 6-3/8% per annum until the Notes are paid in full.

     The interest payable on any Note which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such
Note is registered at the close of business on the June 1 or December 1 (in each case, whether or not a Business Day), respectively, immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name such Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest shall instead be paid to the Person in whose name such Note is registered at the close of business on the record date established for such payment by notice by or on behalf of the Company to the Holders of the Notes mailed by first-class mail not less than 15 days prior to such record date to their last addresses as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest.

     SECTION 2.5 PLACE OF PAYMENT. The place of payment where the Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes are payable, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

     At the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee by such Person by the applicable record date.

     SECTION 2.6 REDEMPTION. Except to the extent described in Article Twelve of the Indenture, the Notes are not redeemable prior to maturity.

     SECTION 2.7 DENOMINATION. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

     SECTION 2.8 CURRENCY. Principal and interest on the Notes shall be payable in United States dollars.

     SECTION 2.9 NOTES TO BE ISSUED IN GLOBAL FORM; EXCHANGE FOR CERTIFICATED NOTES. The Notes will be initially represented by one or more Notes in global from (the "Global Note"). The Company hereby designates The Depository Trust Company as the initial Depositary for the Global Note. The Global Note will be deposited with the Trustee, as custodian for the Depositary. Unless and until it is exchanged in whole or in part for Notes in certificated form, the Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary for the Notes or a nominee of such successor Depositary. The Depositary may surrender the Global Note in exchange in whole or in part for Notes in certificated form on such terms as are acceptable to the Company and Depositary.

     The Company may at any time in its sole discretion determine that all or any portion of the Notes shall no longer be represented by a Note or Notes in global form. In such event the Company shall execute, and the Trustee, upon receipt of a written Company order

(pursuant to Section 2.5 of the Indenture) for the authentication and delivery of certificated Notes of like tenor, shall authenticate and deliver Notes of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the applicable principal amount of the Global Note, in exchange for such Global Note (or the applicable portion thereof).

     SECTION 2.10 FORM OF NOTES. The Notes shall be substantially in the form attached as Exhibit A hereto.

     SECTION 2.11 DEFEASANCE AND COVENANT DEFEASANCE. The provisions of Article Nine of the Indenture shall apply to the Notes.

                                    ARTICLE THREE

                               MISCELLANEOUS PROVISIONS

     SECTION 3.1 The Indenture, as supplemented and amended by this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed.

     SECTION 3.2 This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

     SECTION 3.3 THIS SUPPLEMENTAL INDENTURE NO. 2 AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed and their respective corporate seals to be hereunto fixed and attested as of the day and year first written above.

                                   TYCO INTERNATIONAL GROUP S.A.

                                   By:
                                      -----------------------------
                                      Name:
                                      Title:

Attest:

By
   ----------------------------
   Name:
   Title:

                                   TYCO INTERNATIONAL LTD.

                                   By:
                                      -----------------------------
                                      Name:
                                      Title:


Attest:

By
   ----------------------------
   Name:
   Title:

                                   THE BANK OF NEW YORK, Trustee

                                   By:
                                      -----------------------------
                                      Name:
                                      Title:

Attest:

By
   ----------------------------
   Name:
   Title:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.


                            TYCO INTERNATIONAL GROUP S.A.

                                 6-3/8% NOTE DUE 2005


No.

$                                                               CUSIP: 902118AB4


     TYCO INTERNATIONAL GROUP S.A., a Luxembourg company (the "Issuer"), for value received, hereby promises to pay to ______________________ or registered assigns, the principal sum of ______________________ DOLLARS on June 15, 2005, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semiannually on June 15 and December 15 of each year (each, an "Interest Payment Date"; provided, however, that if an Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day but no additional interest shall be paid in respect of such intervening period), commencing December 15, 1998, the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from _______________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. For purposes of this Note, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

     The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the June 1 or December 1 (in each case, whether or not a Business Day), as the case may be (each, a "Regular Record Date"), immediately preceding such Interest Payment Date. Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest shall instead be paid to the Person in whose name this Note is registered at the close of business on the record date established for such payment by notice by or on behalf of the Issuer to the Holders of the Notes mailed by first-class mail not less than 15 days prior to such record date to their last addresses as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest. At the option of the Issuer, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Issuer, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee by such Person by the applicable record date of the Notes.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, TYCO INTERNATIONAL GROUP S.A. has caused this instrument to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto or imprinted hereon.


Dated:

                              TYCO INTERNATIONAL GROUP S.A.


     [SEAL]                   By:________________________________
                                 Title:



                              By:________________________________
                                 Title:

Attest: ________________________
        Name:
        Title:

                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION



          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                              THE BANK OF NEW YORK,
                              as Trustee



                              By: __________________________
                                     Authorized Signatory

                                      GUARANTEE


     For value received, TYCO INTERNATIONAL LTD. hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Note the payment of principal of, interest on and Additional Amounts in respect of the Security upon which this Guarantee is endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of such Note, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture or the Notes, to the holder of such Note and the Trustee, all in accordance with and subject to the terms and limitations of such Note and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.
Dated:


                                   TYCO INTERNATIONAL LTD.


                                   By:_________________________
                                      Title:

Attest: __________________________
        Name:
        Title:

                                   REVERSE OF NOTE

                            TYCO INTERNATIONAL GROUP S.A.

                                 6-3/8% NOTE DUE 2005


     1. INDENTURE. (a) This Note is one of a duly authorized issue of notes of the Issuer (hereinafter called the "Notes") of a series designated as the 6-3/8% Notes due 2005 of the Issuer, initially limited in aggregate principal amount to $750,000,000, all issued or to be issued under and pursuant to an indenture, dated as of June 9, 1998, as amended and supplemented by Supplemental Indenture No. 2, dated as of June 9, 1998 (as so amended and supplemented, the "Indenture"), among the Issuer, Tyco International Ltd. ("Tyco") and The Bank of New York, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, Tyco, the Trustee and the Holders of the Notes.

          (b) Other debentures, notes, bonds or other evidences of indebtedness (together with the Notes, hereinafter called the "Securities") may be issued under the Indenture in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary from the Notes and each other, as in the Indenture provided.

          (c) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     2. AMENDMENTS AND WAIVERS. (a) The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; PROVIDED, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 4.1 of the Indenture or the amount thereof provable in bankruptcy pursuant to Section 4.2 of the Indenture, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the

Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected.

          (b) It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, Tyco or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

     4. REDEMPTION. Except to the extent provided in Article Twelve of the Indenture, this Note may not be redeemed prior to maturity.

     5. CERTAIN COVENANTS. The Indenture restricts the Issuer's ability to merge, consolidate or sell substantially all of its assets. In addition, the Issuer is obliged to abide by certain covenants, including covenants limiting the amount of liens it may incur, as well as its ability to enter into sale and leaseback transactions, a covenant limiting the ability of its subsidiaries to incur indebtedness, and a covenant requiring it to pay or discharge all taxes, all as more fully described in the Indenture. All of such covenants are subject to the covenant defeasance procedures outlined in the Indenture.

     6. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     7. DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Issuer with certain conditions set forth therein.

     8. DENOMINATIONS; TRANSFER. (a) The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

          (b) Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture. This Note may also be surrendered for exchange at the aforesaid office or agency for Notes in other authorized denominations in an equal aggregate principal amount. No service charge shall be made for any registration of transfer or any exchange of the Notes, except that the Issuer may require payment of any tax or other governmental charge imposed in connection therewith.

          (c) A certificate in global form representing all of a portion of the Notes may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or any such nominee to a successor Depositary for such Notes or a nominee of such successor Depositary.

     9. HOLDER AS OWNER. The Issuer, Tyco, the Trustee and any authorized agent of the Issuer, Tyco or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, Tyco or the Trustee or any authorized agent of the Issuer, Tyco or the Trustee shall be affected by any notice to the contrary.

     10. NO LIABILITY OF CERTAIN PERSONS. No recourse under or upon any obligation, covenant or agreement of the Issuer or Tyco in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, or any past, present or future shareholder, officer or director, as such, of the Issuer, Tyco or of any successor corporation of either of them, either directly or through the Issuer, Tyco or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     11. GOVERNING LAW. The laws of the State of New York govern the Indenture and this Note.

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:


PLEASE INSERT TAXPAYER
IDENTIFICATION NUMBER OF ASSIGNEE

_________________________________

_________________________________

_________________________________

PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE
___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________


the within Note of Tyco International Group S.A. and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of Tyco International Group S.A., with full power of substitution in the premises.


Dated:

                              _______________________________________
                                                   Signature


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.